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                                                      [LOGO AMERICAN HEALTHWAYS]


FOR IMMEDIATE RELEASE                        Contact:    Mary Chaput
                                                         Chief Financial Officer
                                                         (615) 665-1122


     AMERICAN HEALTHWAYS TO BROADCAST SECOND QUARTER CONFERENCE CALL LIVE ON
                                  THE INTERNET


NASHVILLE, Tenn. (March 14, 2002) - American Healthways, Inc. (Nasdaq: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2002 second quarter earnings release conference call. The Company intends to issue its second quarter earnings release at approximately 4:00 p.m. EST, and the call is scheduled to begin at 5:00 p.m. EST, on March 21, 2002.

      The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.companyboardroom.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through April 20, 2002. A telephone replay of the call will also be available through March 28, 2002, at 719-457-0820, confirmation number 476241.

      Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive, care enhancement services to health plans, physicians and hospitals. Through its total population and disease specific product lines, the Company provides care enhancement programs to health plan members in all 50 states, the District of Columbia and Puerto Rico. American Healthways also operates diabetes management programs in hospitals nationwide.

                                      -END-


                                                  3541 Green Hills Village Drive
                                                  Nashville, Tennessee 37215
                                                  telephone: 615-665-1122
                                                  facsimile: 615-665-7697
                                                  www.americanhealthways.com


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